EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Competitive Technologies, Inc. on Form S-8 and the related prospectuses (No. 2-69835 and No. 33-87756) pertaining to the Key Employees' Stock Option Plan, on Form S-8 and the related prospectus (No. 33-10528) pertaining to the Key Employees' Stock Option Plan and Directors' Stock Participation Plan, on Form S-8 and the related prospectus (No. 33-44612) pertaining to the Key Employees' Stock Option Plan, Directors' Stock Participation Plan and Employees' Common Stock Retirement Plan, on Form S-8 and the related prospectus (No. 333-18759) pertaining to the 1996
Directors' Stock Participation Plan and on Form S-8 and the related prospectus (No. 333-49095) pertaining to the 1997 Employees' Stock Option Plan of our report dated October 2, 1998, on our audits of the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries as of July 31, 1998 and 1997 and for each of the three years in the period ended July 31, 1998, which report is included in this Annual Report on Form 10-K.

                                        PricewaterhouseCoopers LLP

October 28, 1998